FIRST ADDENDUM TO

PATENT ACQUISITION AGREEMENT

THIS FIRST ADDENDUM TO PATENT ACQUISITION AGREEMENT (hereinafter referred to as the “First Addendum”) relates to that certain Patent Acquisition Agreement dated January 9, 2012 (the “Patent Acquisition Agreement”), by and between ANNA GLUSKIN, an individual residing in Toronto, Canada (“Assignor”), and EASTGATE ACQUISITIONS CORPORATION, a Nevada corporation (“Purchaser”), and is made and entered into as of the 13th day of April 2012.  This First Addendum is intended, by all parties to the Patent Acquisition Agreement, to amend that Patent Acquisition Agreement as further described herein.

RECITALS

WHEREAS, the parties hereto desire to amend the Patent Acquisition Agreement to add and/or revise the terms and condition contained therein; and

WHEREAS, the parties hereto desire that all other terms and conditions of the Patent Acquisition Agreement not specifically amended hereby will remain in full force and effect.

NOW THEREFORE, in consideration of the premises herein contained, the parties hereby agreed as follows:

1

The parties hereto agree that the Patent Acquisition Agreement shall be amended by adding a new Section 5(c) as follows:

“5(c)  Prior to the Closing, Seller agrees to secure and cause to be raised financing of a minimum of $50,000, to be used by Purchaser for its business endeavors subsequent to the Closing.  Of the minimum amount of financing to be raised by Seller,  $50,000 will be paid at the Closing to Williams Investment Company and/or its assigns and designees for services rendered in connection with the execution of the Agreement and the transactions contemplated hereby.  Following the Closing, Seller agrees to raise additional financing for the benefit of Purchaser and an additional $50,000 will be paid to Williams Investment Company and/or its assigns from the additional financing at such time as a minimum of $300,000 is realized by the Company from the additional financing to be raised following the Closing.”

2

All other provisions, terms, and conditions of the Patent Acquisition Agreement will remain in full force and effect and will not be altered or amended except as otherwise provided herein.

All capitalized terms used, but not otherwise defined herein, will have the respective meanings ascribed to them in the Patent Acquisition Agreement.

This First Addendum will be governed by, and construed in accordance with, the laws of the State of Utah without regard to its conflicts of laws principles.

This First Addendum may be executed in one or more counterparts, each such counterpart to be deemed an original instrument, but all of which such counterparts together will constitute but one agreement.

6

This First Addendum may not be modified or amended, nor any provision hereof waived, by any party, except by a writing executed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Addendum to the Patent Acquisition Agreement dated April 13, 2012 in a manner legally binding upon them as of the date first written above.

“Assignor”

“Purchaser”

ANNA GLUSKIN

EASTGATE ACQUISITIONS CORPORATION

/S/ Anna Gluskin

By:

/S/ Geoff Williams

Its

President

2